UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 8, 2007
Planet Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

California	0-26804	33-0502606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Danbury Road, Ridgefield, Connecticut	06877

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (800) 255-3749
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
Planet Technologies, Inc. (“Planet”) previously filed a Current Report on Form 8-K dated November 8, 2007 (the “Current Report”) with the Securities and Exchange Commission to report the acquisition of Antigen Laboratories, Inc. (“Antigen”). The purpose of this amendment to the Current Report is to include the financial statements required under Item 9.01.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of business acquired.
The audited balance sheet of Antigen as of December 31, 2006 and the audited statements of income and retained earnings and statements of cash flows of Antigen for the years ended December 31, 2005 and 2006 and the report thereon of J.H.Cohn LLP, independent registered public accounting firm, and the unaudited balance sheet of Antigen as of September 30, 2007 and the unaudited statements of income and retained earnings and statements of cash flows of Antigen for the nine months ended September 30, 2006 and 2007 are attached hereto as Exhibit 99.1.
(b) Pro forma financial information.
The unaudited pro forma condensed combined balance sheet of Planet and Antigen as of September 30, 2007 and the unaudited pro forma condensed combined statements of operations of Planet and Antigen for the nine months ended September 30, 2007 and the year ended December 31, 2006 are attached hereto as Exhibit 99.2.
(d) Exhibits

Exhibit
Number	Description

99.1	Audited balance sheet of Antigen as of December 31, 2006 and the audited statements of income and retained earnings and statements of cash flows of Antigen for the years ended December 31, 2005 and 2006 and the unaudited balance sheet of Antigen as of September 30, 2007 and the unaudited statements of income and retained earnings and statements of cash flows of Antigen for the nine months ended September 30, 2006 and 2007

99.2	Unaudited pro forma condensed combined balance sheet of Planet and Antigen as of September 30, 2007 and the unaudited pro forma condensed combined statements of operations of Planet and Antigen for the nine months ended September 30, 2007 and the year ended December 31, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 23, 2008

Planet Technologies, Inc.

By:	/s/ Edward Steube
	Name:	Edward Steube
	Title:	Chief Executive Officer and President

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